                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 3, 1997


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
            (Exact name of registrant as specified in its charter)



             COMMISSION FILE NUMBER: 1934 ACT FILE NUMBER: 1-13174


                    MARYLAND                          54-1681655
          (State of other jurisdiction of         (I.R.S. Employer
           incorporation or organization)          Identification No.)

              2345 CRYSTAL DRIVE
               CRYSTAL CITY, VA                          22202
             (Address of principal                    (Zip Code)
              executive offices)



       Registrant's telephone number including area code: (703) 920-8500

Item 2.   Property Acquisitions
-------   ---------------------

          On October 3, 1997, Charles E. Smith Residential Realty L.P. ("the Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, acquired a 714-unit, luxury high-rise apartment property located in Ballston, Virginia ("Lincoln Towers") for a total cost of approximately $88.7 million in cash. Lincoln Towers was built in 1992 and consists of twin 22 story towers above a three level parking garage. The acquisition was funded in part by the sale of 1.45 million shares of common stock and 1.22 million shares of preferred stock to the Prudential Insurance Company of America ("Prudential") for approximately $76 million.

          On October 8, 1997, the Company, through the Operating Partnership, acquired a 306-unit luxury high-rise property in downtown Chicago, Illinois ("One East Delaware") for approximately $42.5 million in cash. Built in 1989, the property consists of a 36 story tower over an enclosed parking garage. The Company funded the acquisition with proceeds from its line of credit.

          On October 10, 1997, the Company, through the Operating Partnership, acquired a 188-unit, luxury high-rise property in Boston, Massachusetts ("2000 Commonwealth") for a total cost of approximately $27.6 million consisting of 464,667 limited partnership units of the Operating Partnership valued at $14.1 million, assumed debt of $13.3 million, and acquisition related costs of approximately $0.2 million. Built in 1986, the property is a sixteen story, brick structure over below grade parking .

          On October 8, 1997, the Company, through the Operating Partnership, acquired a 564-unit, luxury high-rise property under construction in Arlington, Virginia for $17.5 million consisting of $3.6 million cash and approximately 450,000 limited partnership units of the Operating Partnership valued at $13.9 million. The total expected project cost is approximately $65 million. The balance of construction costs is expected to be funded through a construction loan. Management expects to initially deliver apartment units in October 1998.

Item 5.   Other Events
-------   -------------

          On October 3, 1997, the Company issued 1,450,000 shares of common stock, $0.01 par value per share (the "Common Stock") and 1,216,666 shares of Series B Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, (the "Series B Preferred Shares") to The Prudential Insurance Company of America ("Prudential") and two of its affiliates, Strategic Value Investors, LLC ("SVI-US") and Strategic Value Investors International, LLC

("SVI-International;" Prudential, SVI-US and SVI-International, collectively, the "Investors"), for a total of $75,999,981 in gross proceeds to the Company, pursuant to a Purchase Agreement dated as of September 17, 1997 (the "Purchase Agreement").

          Certain material terms of the Purchase Agreement and the Series B Preferred Shares are more fully described below

THE SERIES B PREFERRED SHARES

          The following summary of certain material terms of the Series B Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying and designating the Series B Preferred Shares and fixing the distribution and other preferences and rights of such series filed as an exhibit hereto (the "Articles Supplementary").

  Dividends
  ---------

          The Series B Preferred Shares will have a dividend rate equal to the greater of (i) $2.02 per share per annum or (ii) the ordinary cash dividends declared on the Company's Common Stock, $.01 par value per share (as adjusted), payable quarterly at the time of the Common Stock dividend payment (each such payment date, a "Dividend Payment Date") (or if no dividend is declared, at a similar time declared by the Board of Directors of the Company). Dividends will be payable quarterly, when, as and if declared by the Board of Directors, in the arrears on Dividend Payment Dates, beginning on the Dividend Payment Date with respect to the quarter ended September 30, 1997, for which a full dividend will be paid on the Series B Preferred Shares, notwithstanding the fact that they were not issued until October 3, 1997. So long as any Series B Preferred Shares are outstanding, no dividends, except as described below, will be declared or paid on any class or series of capital stock ranking junior or in parity with the Series B Preferred Shares, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares.

  Liquidation Rights
  ------------------

  The holders of the Series B Preferred Shares will be entitled to receive a liquidation preference equal to the sum of $28.50 per share, plus an amount equal to any dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders in the event of any liquidation, dissolution or winding up of the Company, subject to the proper rights of any series of capital stock ranking senior to the Series B Preferred Shares. Until the holders of Series B Preferred Shares have been paid their Liquidation Preference in full, no payment will be made to holders of Common Stock or any other capital stock that ranks junior to the Series B Preferred Shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Company.

  Redemption
  ----------

  The Company may redeem the Series B Preferred Shares, at its option, in whole or in part, by issuing for each Series B Preferred Share to be redeemed the number of shares of Common Stock as equals $28.50 divided by the Conversion Price in effect as of the opening of business on the call date (which Conversion Price initially is $28.50, and is subject to adjustment as described below), provided that the Company may not issue to any holder a number of shares of Common Stock that would result in such holder exceeding the Common Stock Ownership Limit (as defined below) then applicable to such holder.

  Conversion
  ----------

  Subject to compliance with the limitations on ownership of Common Stock set forth in the Company's Articles of Incorporation, a holder of Series B Preferred Shares shall have the right, on or after January 1, 1998, to convert such shares into the number of shares of Common Stock obtained by multiplying the number of Series B Preferred Shares to be converted by $28.50 and dividing such product by the Conversion Price in effect on the date such shares are surrendered and notice is received by the Company.

  The Conversion Price initially is $28.50 (equivalent to a conversion rate of one share of Common Stock for each Series B Preferred Share) and is subject to adjustment in the event of certain Common Stock dividends, subdivisions, combinations, recapitalizations, issuances of certain rights, options, or warrants to purchase Common Stock to all holders of Common Stock, distributions of securities or assets to all holders of Common Stock, and other events specified in the Articles Supplementary.

  Ranking
  -------
  The Series B Preferred Shares will, with respect to dividend rights and distributions upon liquidation, dissolution, and winding up of the Company, rank senior to the Common Stock and all other outstanding shares of capital stock of the Company other than any series of capital stock the terms of which specifically provide that the capital stock of such series ranks senior to or on a parity with the Series B Preferred Shares with respect to dividends and distributions upon liquidation, dissolution or winding up (such shares ranking on a parity with the Series B Preferred Shares, the "Parity Shares"). The outstanding Series A Cumulative Convertible Redeemable Preferred Shares of the Company are Parity Shares.

  Voting
  ------
  So long as any Series B Preferred Shares are outstanding, unless provision is made for the redemption of all Series B Preferred Shares at the time outstanding, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by holders of the Series B Preferred Shares will be necessary for effecting (i) any amendment, alteration, or repeal of any provisions of the Company's Articles of Incorporation, By-Laws or the Articles Supplementary relating to the Series B Preferred Shares that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Shares; (ii) a share exchange that affects the Series B Preferred Shares, a consolidation with or merger of the Company into another entity, or a consolidation with or merger of another entity into the Company, unless in each case each Series B Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series B Preferred Share (except for changes that do not materially and adversely affect the Series B Preferred Shares); or (iii) the authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series B Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up or in the payment of dividends.

THE PURCHASE AGREEMENT

  Information and Consultation Rights
  -----------------------------------

  Until the earlier of (i) January 1, 2003 and (ii) the first date on which the number of shares of Common Stock issuable upon conversion of Series B Preferred Shares then held by the Investors have an aggregate Market Value (as defined in the Purchase Agreement) of less than $30 million (the "QUALIFICATION PERIOD"), the Investors will have certain information and consultation rights as follows:
(i) the right to receive copies of all documents (or any amendments to such documents) required to be filed by the Company and/or the Operating Partnership with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, (ii) the right to inspect the Operating Partnership's books and records, (iii) the right to consult with the management of the Operating Partnership regarding operating and financial matters of the Operating Partnership and its Subsidiaries and (iv) the right to receive non-confidential operating information of the Operating Partnership of the same general nature as provided to financial analysts, substantially with the provision of such information to financial analysts.

  Maintenance of REIT Status
  --------------------------

  The Purchase Agreement provides that until the earlier of (i) the end of the Qualification Period or (ii) December 31, 2002, the Company shall use its reasonable best efforts to continue to be taxed as a real estate investment trust ("REIT"), subject to the right of the Company to voluntarily terminate its status as a REIT by stockholder vote. The Company has agreed not to voluntarily terminate its status as a REIT for a period of 24 months after September 17, 1997. If the Company's Board of Directors adopts a resolution recommending that the Company terminate its status as a REIT, the Company will, within 10 days of such resolution, provide each Investor with notice of the record date for the annual or special meeting of stockholders called for the approval of such action.

  Ownership Limitations
  ---------------------

  The Company has granted to the Investors a limited and conditional waiver of the 9.8% limitation on ownership of Common Stock contained in the Articles of Incorporation of the Company to permit the Investors and any Permitted Transferees (as a group) to own the Series B Preferred Shares; provided however, that such waiver will terminate (i) if at any time the Investors, any Permitted Transferees, and their respective affiliates own a number of shares of Common Stock (including shares of Common Stock issuable upon conversion of the Series B Preferred Shares) in excess of 19.998% of the outstanding shares of Common Stock (the "Common Stock Ownership Limit") or (ii) if the Investors, any Permitted Transferees, and their respective affiliates (as a group) own more than 9.8% of the outstanding shares of Common Stock, provided that the waiver will not terminate solely by reason of the issuance of Common Stock by the Company in redemption of Series B Preferred Shares or by reason of a conversion of Series B Preferred Shares into Common Stock immediately prior to liquidation of the Company.

  Standstill
  ----------

  The Investors have agreed, and any Permitted Transferees will agree, not to, directly or indirectly, (i) sell or transfer any Series B Preferred Shares or Common Stock to any person if such transfer would violate the ownership limits in the Company's Articles of Incorporation, (ii) purchase or acquire shares of Common Stock or other securities of the Company which would cause them collectively to own in excess of 19.998% of the outstanding shares of Common Stock, (iii) solicit, propose or effect any business combination, liquidation or sale of the Company or similar extraordinary transaction, (iv) seek board representation or participate in any proxy contest, or (v) take certain other actions, for a period of time ending on the earlier of (i) January 1, 2003 or
(ii) first date following the date on which the Investor, any Permitted Transferees, and their respective affiliates (as a group) own less than 9.8% of the outstanding Common Stock (treating shares of Common Stock issuable upon conversion of the Series B Preferred Shares as outstanding for this purpose). Such period may be terminated earlier upon the occurrence of certain extraordinary events.

  Registration Rights
  -------------------

  The Company has granted the Investors and any Permitted Transferees certain registration rights under the Securities Act of 1933, as amended, with respect to the resale of shares of Common Stock issued or issuable upon conversion of Series B Preferred Shares.

  The press release announcing the transaction is attached hereto as Exhibit
99.1.

ISSUANCE OF SERIES A CUMULATIVE CONVERTIBLE REDEEMABLE STOCK

  On May 15, 1997, Charles E. Smith Residential Realty, Inc. (the "Company") entered into an agreement (the "Purchase Agreement") to sell 2,640,325 shares of Series A Cumulative Convertible Redeemable Stock (the "Series A Preferred Shares") at a price of $27.08 per share to Security Capital Preferred Growth, Inc ("Security Capital") an accredited investor, for a total of $71,500,000 in gross proceeds to the Company. The initial closing relating to the sale of approximately $20 million of Series A Preferred Shares occurred on June 30, 1997, and the remainder of the Series A Preferred Shares will be issued and sold in amounts determined by the Company on or before May 14, 1998. Security Capital may assign its rights under the Purchase Agreement to certain of its affiliates who agree to be bound by the terms thereof (such affiliates, the "Permitted Transferees").

  Certain material terms of the Purchase Agreement and the Series A Preferred Shares are more fully described below.

TERMS OF SERIES A PREFERRED SHARES

  The following summary of certain material terms of the Series A Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying and designating the Series A Preferred Shares and fixing the distribution and other preferences and rights of such series filed as an exhibit to the Company's Form 10-Q for the second quarter of 1997 (the "Articles Supplementary").

  Dividends.  The Series A Preferred Shares will have a dividend rate equal to
  ---------
the greater of $2.02 per share per annum or the ordinary cash dividends declared on the Company's Common Stock, and will be payable quarterly, when, as and if declared by the Board of Directors, in arrears.

  Liquidation Rights.  The holders of the Series A Preferred Shares will be
  ------------------
entitled to receive a liquidation preference equal to the sum of $27.08 per share, plus accrued and unpaid dividends thereon to the date of final distribution to such holders in the event of any liquidation, dissolution or winding up of the Company, subject to the rights of any series of capital stock ranking senior to the Series A Preferred Shares.

  Redemption.  The Series A Preferred Shares will not be redeemable by the
  ----------
Company prior to May 15, 2003. On and after May 15, 2003, the Company, at its option, may redeem the Series A Preferred Shares, in whole or in part, for cash at the redemption price per share of $27.08 (plus all accumulated, accrued and unpaid dividends) or by issuing for each Series A Preferred Share to be redeemed the number of shares of Common Stock as equals $27.08 divided by the Conversion Price in effect as of the opening of business on the call date (which Conversion Price initially is $27.08, and is subject to adjustment as described below); provided, however, that the Company may redeem Series A Preferred Shares for shares of Common Stock, rather than cash, only if the weighted average trading price of the Common Stock for 20 of the last 30 trading days immediately before the date of the notice of redemption, equals or exceeds 108% of the Conversion Price in effect on the date of the notice and at least 1,000,000 shares of Common Stock were traded during those 30 trading days.

  Conversion.  Subject to compliance with the limitations on ownership of Common
  -----------
Stock set forth in the Company's Articles of Incorporation, a holder of Series A Preferred Shares shall have the right, upon the earliest to occur of (i) January 31, 1999, (ii) the first day on which a Change of Control (as defined in the Articles Supplementary) occurs, (iii) the first day on which a Change of Ownership (as defined in the Articles Supplementary) occurs, or (iv) the occurrence of a REIT Termination Event (as defined in the Articles Supplementary), to convert such shares into the number of shares of Common Stock obtained by multiplying the number of Series A Preferred Shares to be converted by $27.08 and dividing such product by the Conversion Price in effect on the date such shares are surrendered and notice is received by the Company. The Conversion Price initially is $27.08 (equivalent to a conversion rate of one share of Common Stock for each Series A Preferred Share) and is subject to adjustment in the event of certain Common Stock dividends, subdivisions, combinations, recapitalizations, issuances of certain rights, options, or warrants to purchase Common Stock to all holders of Common Stock, distributions of securities or assets to all holders of Common Stock, and other events specified in the Articles Supplementary.

  Ranking. The Series A Preferred Shares will rank senior, with respect to
  --------
dividend rights and distributions upon liquidation, dissolution, and winding up of the Company, to the Common Stock and all other outstanding shares of capital stock of the Company other than any series of capital stock the terms of which specifically provide that the capital stock of such series ranks senior to or on a parity with the Series A Preferred Shares.

  Voting.  If and whenever four quarterly dividends (whether or not consecutive)
  ------
payable on the Series A Preferred Shares or any series or class of parity shares have not been paid in full, the holders of the Series A Preferred Shares, together with holders of every series of parity shares, voting as a single class, shall be entitled to elect two additional directors to serve on the Board of Directors. Whenever all arrears in dividends on the Series A Preferred Shares or parity shares, as applicable, have been paid, the right of the holders to elect such additional directors shall cease (subject to the same provision for vesting of voting rights in the case of future arrears).

  So long as any Series A Preferred Shares are outstanding, unless provision is made for the redemption of all Series A Preferred Shares at the time outstanding, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by holders of the Series A Preferred Shares will be necessary for effecting (i) any amendment of any provisions of the Company's Articles of Incorporation, By-Laws or the Articles Supplementary relating to the Series A Preferred Shares that materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares; (ii) a share exchange that affects the Series A Preferred Shares, a consolidation with or merger of the Company into another entity, or a consolidation with or merger of another entity into the Company, unless in each case each Series A Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series A Preferred Share (except for changes that do not materially and adversely affect the Series A Preferred Shares); or (iii) the authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up or in the payment of dividends.

THE PURCHASE AGREEMENT

  Consultation Rights.  Until January 31, 1999, Security Capital will have
  -------------------
information rights and the right to be consulted concerning certain significant decisions of the Company. The Company will not have any obligation to accept or comply with any advice offered in any such consultation.

  Purchase Offer for Shares in Certain Events.  The Purchase Agreement provides
  -------------------------------------------
that if, prior to January 31, 1999, the Company (a) fails to continue to be taxed as a real estate investment trust ("REIT"), or (b) experiences a "Change in Control," Security Capital may compel the Company to repurchase the Series A Preferred Shares for a cash amount equal to 105% of the liquidation preference value of the Series A Preferred Shares ($27.08) plus all accumulated, accrued and unpaid dividends. ff a Change of Control occurs after January 31, 1999, Security Capital may request that the Company repurchase the Series A Preferred Shares at the price specified above but the Company may elect not to repurchase such shares, in which event the Series A Preferred Shares will be immediately convertible into Common Stock in accordance with their terms as set forth above.

  Fixed Charge Coverage; Limitations on Issuance of Additional Preferred Shares
  -----------------------------------------------------------------------------
and Indebtedness.   The Company has agreed that, so long as Security Capital
-----------------
and any Permitted Transferees (as a group) own at least 1,330,000 Series A Preferred Shares, that it will not, without the consent of the holders of a majority of the Series A Preferred Shares, issue any additional preferred shares or incur any additional indebtedness for borrowed money if, immediately following such issuance and the application of the net proceeds therefrom the Company's ratio of Consolidated EBITDA to Consolidated Fixed Charges for the four fiscal quarters immediately preceding such issuance would be less than 1.5 to 1.0.

  Ownership Limitations.  The Company has granted to Security Capital
  ---------------------
a limited and conditional waiver of the 9.8% limitation on ownership of Common Stock contained in the Articles of Incorporation of the Company to permit Security Capital and any Permitted Transferees (as a group) to own the Series A Preferred Shares; provided however, that such waiver will terminate (i) if at any time Security Capital, any Permitted Transferees, and their respective affiliates own a number of shares of Common Stock (including shares of Common Stock issuable upon conversion of the Series A Preferred Shares) in excess of 19.9% of the outstanding shares of Common Stock or (ii) if Security Capital, any Permitted Transferees, and their respective affiliates (as a group) own more than 9.8% of the outstanding shares of Common Stock at any time prior to the earliest to occur of (i) May 15, 2002 or (ii) the occurrence of a Change of Control, a Change of Ownership, or a REIT Termination Event.

  Standstill.  Security Capital has agreed, and any Permitted Transferees will
  ----------
agree, not to, directly or indirectly, (i) sell or transfer any Series A Preferred Shares or Common Stock to any person if such transfer would result in a violate the ownership limits in the Company's Articles of Incorporation, (ii) purchase or acquire shares of Common Stock or other securities of the Company which would cause them collectively to own in excess of 19.9% of the outstanding shares of Common Stock, (iii) solicit, propose or effect any business combination, liquidation or sale of the Company or similar extraordinary transaction, (iv) seek board representation (other than as provided in the terms of the Series A Preferred Stock when dividends thereon are in arrears) or participate in any proxy contest, or (v) take certain other actions, for a period of time ending on later of May 15, 2002 or the date on which the Investor, any Permitted Transferees ' and their respective affiliates (as a group) own less than 9.8% of the outstanding Common Stock (treating shares of Common Stock issuable upon conversion of the Series A Preferred Shares as outstanding for this purpose). Such period may be terminated earlier upon the occurrence of certain extraordinary events.

  Registration Rights.  The Company has granted Security Capital and any
  -------------------
Permitted Transferees certain registration rights with respect to the resale of shares of Common Stock issued or issuable upon conversion of Series A Preferred Shares.

The press release announcing the transaction is attached hereto as Exhibit 99.
2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
-------  ------------------------------------------------------------------
(A)       Pro forma and historical financial information ( Lincoln Towers) -
            beginning at page F-6
          Pro forma and historical financial information (One East Delaware and 2000 Commonwealth) - to be filed within 60 days of this filing.

(B)  Exhibits
      4.1 Articles Supplementary for Series B Cumulative Convertible Redeemable Preferred Stock.

      4.2 Certificate of Correction relating to Articles Supplementary or Series B Cumulative Convertible Redeemable Preferred Stock filed and approved by the Maryland State Department of Assessments and Taxation on October 9, 1997.

     99.1  Press Release dated September 17, 1997
     99.2  Press Release dated October 15, 1997
     99.3  Consent of Independent Public Accountants dated October 17th, 1997

            INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

                                                                        Page
                                                                        ----
CHARLES E. SMITH RESIDENTIAL REALTY, INC.

Pro Forma (unaudited) Consolidated Balance Sheet                        F-5
 as of June 30, 1997

Pro Forma (unaudited) Consolidated  Statement of                        F-6
 Operations for the six months ended June 30, 1997

Pro Forma (unaudited) Consolidated Statement of                         F-7
 Operations for the year ended December 31, 1996

Notes and Management's Assumptions to Unaudited Pro Forma
 Consolidated Financial Information                                     F-8



ACQUISITION PROPERTIES

Report of Independent Public Accountants - Lincoln Towers               F-10

Statements of Revenues and Certain Expenses of Lincoln Towers           F-11
 for the six months ended June 30, 1997 (unaudited) and
 the year ended December 31, 1996 (audited)


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


  Charles E. Smith Residential Realty, Inc. (the "Company"), a Maryland Corporation, is a self-managed real estate investment trust and is the sole general partner of Charles E. Smith Residential Realty L.P. ("the Operating Partnership"). The Company, through the Operating Partnership and its subsidiaries, is engaged in the ownership, operation, management, leasing, acquisition and development of real estate properties, primarily residential multifamily properties.

On June 30, 1994, the Company raised equity through an initial public offering and a private placement which was used to acquire the sole general partnership and a proportionate limited partnership interest in the Operating Partnership. Simultaneous with the initial public offering and private placement, the entities that owned the properties and the related service businesses transferred the properties and related service businesses to the Operating Partnership (or corporations in which the Operating Partnership owns substantially all of the equity) and received in exchange, directly or indirectly, limited partnership units in the Operating Partnership. The assets and liabilities transferred were recorded at predecessor cost.

The Company, through the Operating Partnership, has recently acquired the following properties:

  . Lincoln Towers    On October 3, 1997, the Operating Partnership acquired
    ---------------
this 714-unit, luxury high-rise apartment property located in Ballston, Virginia for $88.5 million cash. The acquisition was funded in part by the sale of 1.45 million shares of common stock and 1.22 million shares of preferred stock to the Prudential Insurance Company of America ("Prudential") for approximately $76 million ("the Offerings"). Historical and pro forma financial information for Lincoln Towers is included in this Form 8-K.

  . One East Delaware    On October 8, 1997, the Operating Partnership acquired
    ------------------
this 306-unit luxury high-rise property in downtown Chicago, Illinois for approximately $42.5 million cash. The Company funded the acquisition with proceeds from its line of credit. Historical and pro forma financial information for One East Delaware will be provided in an amended Form 8-K within 60 days of this filing.

  . 2000 Commonwealth   On October 10, 1997, the Operating Partnership acquired
    -----------------
this 188-unit, luxury high rise property in Boston, Massachusetts for a total cost of approximately $27.4 million consisting of 0.5 million limited partnership units of the Operating Partnership valued at $14.1 million, assumed debt of $13.1 million, and acquisition related costs of approximately $0.2 million. Historical and pro forma financial information for 2000 Commonwealth will be provided in an amended Form 8-K within 60 days of this filing.

  . Courthouse Hill    On October 8, 1997, the Operating Partnership acquired
    ----------------
this 564-unit, luxury high rise property under construction in Arlington, Virginia for $17.5 million consisting of $3.6 million cash and 450,000 limited partnership units of the Operating Partnership valued at $13.9 million. Total expected project cost is approximately $65 million. The balance of construction costs is expected to be funded through a construction loan. Management expects to initially deliver apartment units in October 1998.


  The following sets forth the Pro Forma (unaudited) Consolidated Balance Sheet as of June 30, 1997, the Pro Forma (unaudited) Consolidated Statement of Operations for the six months ended June 30, 1997, and the Pro Forma (unaudited) Consolidated Statement of Operations for the year ended December 31, 1996 of Charles E. Smith Residential Realty, Inc. The unaudited pro forma information is based on the financial statements of the Company and should be read in conjunction with the historical financial statements and notes related thereto appearing in the Company's Form 10-K and 10-Q.

  The unaudited pro forma consolidated financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and the year ended December 31, 1996 are presented as if the Lincoln Towers acquisition and related offerings of common and preferred stock to Prudential had occurred by June 30, 1997 for the Pro Forma Consolidated Balance Sheet and at the beginning of the period for the Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996.

  The pro forma consolidated financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the Lincoln Towers acquisition and the related Offerings had been consummated as of June 30, 1997 for the pro forma consolidated balance sheet and at the beginning of the periods for the pro forma consolidated statements of operations, nor does it purport to represent the future financial position and results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                          (UNAUDITED) (IN THOUSANDS)

                                                                                Pro Forma Adjustments
                                                                                ---------------------

                                                                                    Lincoln Towers
                                                                           ---------------------------------
ASSETS                                                       Historical    Offerings (A)     Acquisition (B)      Pro Forma
                                                             ----------    -------------     ---------------      ---------
Rental property, at predecessor cost, net                      $263,786                                            $263,786
Rental property, acquired and developed, net                    329,856                               88,728        418,584
Rental property under development                                12,742                                              12,742
Cash and cash equivalents                                         7,290           75,900             (76,728)         6,462
Tenants' security deposits                                        3,112                                  117          3,229
Escrow funds                                                      8,998                                               8,998
Investment in and advances to Property Service
 Businesses and other                                            14,356                                              14,356
Deferred charges, net                                            16,274                                              16,274
Other assets                                                     12,501                                              12,501
                                                             ----------                                           ---------
  Total assets                                                 $668,915                                            $756,932
                                                             ==========                                           =========
LIABILITIES AND EQUITY
Liabilities
  Mortgage loans                                               $487,342                                            $487,342
  Notes payable                                                  56,000                               12,000         68,000
  Accounts payable and accrued expenses                          12,934                                              12,934
  Tenants' security deposits                                      3,112                                  117          3,229
                                                             ----------                                           ---------
    Total liabilities                                           559,388                                             571,505
                                                             ----------                                           ---------

Minority Interest                                                55,393                               30,840  (C)    86,233
                                                             ----------                                           ---------
Shareholders' Equity
  Preferred stock
    Series A Cumulative Convertible Redeemable
      Preferred Stock                                            19,772                                              19,772
    Series B Cumulative Convertible Redeemable
      Preferred Stock                                               -             34,629                             34,629
  Common stock                                                      133               15                                148
  Additional paid-in capital                                     41,655           41,256             (30,840) (C)    52,071
  Retained deficit                                               (7,426)                                             (7,426)
                                                             ----------                                           ---------
    Total shareholders' equity                                   54,134                                              99,194
                                                             ----------                                           ---------

  Total liabilities and shareholders' equity                   $668,915                                            $756,932
                                                             ==========                                           =========

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
           (UNAUDITED) (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                           Pro Forma Adjustments
                                                                         --------------------------
                                                                          Lincoln
                                                                           Towers          Other
                                                           Historical    Acquisition    Adjustments     Pro Forma
RENTAL PROPERTIES                                         -----------    -----------    -----------     ---------
   Revenues                                               $    94,259          5,463                    $  99,722

   Expenses
     Operating                                                 33,766          1,769           (177)(A)    35,358
     Real estate taxes                                          5,998            353                        6,351
     Depreciation and amortization                             10,146              -            953 (B)    11,099
                                                          -----------    -----------    -----------     ---------
       Total expenses                                          49,910          2,122            776        52,808

PROPERTY SERVICE BUSINESSES
   Equity in income of Property Service Businesses              1,705              -                        1,705

Corporate general and administrative expenses                  (3,039)             -                       (3,039)
Interest income                                                   532              -              -           532
Interest expense                                              (22,683)             -           (425)(C)   (23,108)
                                                          -----------    -----------    -----------     ---------

Net income of the Operating Partnership                        20,864          3,341         (1,201)       23,004

Minority Interest                                             (10,711)                           19 (D)   (10,692)
                                                          -----------                                   ---------

Net income                                                $    10,153                                   $  12,312
                                                          ===========                                   =========

Net income per share                                      $      0.82                                   $    0.82
                                                          ===========                                   =========

Weighted average shares outstanding                            12,416                                      15,082
                                                          ===========                                   =========

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
           (UNAUDITED) (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                           Pro Forma Adjustments
                                                                         --------------------------
                                                                          Lincoln
                                                                           Towers          Other
                                                           Historical    Acquisition    Adjustments     Pro Forma
RENTAL PROPERTIES                                         -----------    -----------    -----------     ---------
   Revenues                                               $   166,283         11,001                    $ 177,284

   Expenses
     Operating                                                 65,350          3,575           (355)(A)    68,570
     Real estate taxes                                         10,429            669                       11,098
     Depreciation and amortization                             17,931              -          1,906 (B)    19,837
                                                          -----------    -----------    -----------     ---------
       Total expenses                                          93,710          4,244          1,551        99,505

PROPERTY SERVICE BUSINESSES
   Equity in income of Property Service Businesses              7,846              -                        7,846

Corporate general and administrative expenses                  (3,025)             -                       (3,025)
Interest income                                                 1,029              -                        1,029
Interest expense                                              (43,606)             -           (860)(C)   (44,466)
                                                          -----------    -----------    -----------     ---------

Net income of the Operating Partnership                        34,817          6,757         (2,411)       39,163

Minority Interest                                             (19,062)                          (53)(D)   (19,115)

Distributions in excess of earnings allocated to
   Minority Interest                                           (4,778)                       (4,778)(E)         -
                                                          -----------                                   ---------

Net income                                                $    10,977                                   $  20,048
                                                          ===========                                   =========

Net income per share                                      $      1.11                                   $    1.59
                                                          ===========                                   =========

Weighted average shares outstanding                             9,913                                      12,580
                                                          ===========                                   =========

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                      CONSOLIDATED FINANCIAL INFORMATION
                         (DOLLAR AMOUNTS IN THOUSANDS)

1. Basis of Presentation

   The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997 and unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996 are based on the historical financial statements of the Company and Operating Partnership.

   The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997 is presented as if the Lincoln Towers acquisition and related offerings of common and preferred stock to Prudential had occurred by June 30, 1997. The unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996 are presented as if the Lincoln Towers acquisition and related offerings of common and preferred stock to Prudential had occurred at the beginning of the periods. The unaudited pro forma information should be read in conjunction with the historical financial statements and notes related thereto appearing in the Company's Form 10-Q and 10-K.

   Preparation of the pro forma financial information was based on assumptions considered appropriate by the Company's management. The pro forma financial information is unaudited and is not necessarily indicative of the results which would have occurred if the Lincoln Towers acquisition and related offerings of common and preferred stock to Prudential had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

2. Adjustments to Pro Forma Consolidated Balance Sheet

     (A) Sale of 1,450,000 shares of Common Stock in the Offering ($28.50 share price)
           Sale of 1,216,666 shares of Preferred Stock in the Offering ($28.50 share price)

                 Proceeds from Offering                       $76,000
                 Costs associated with Offering                  (100)
                                                              -------
                         Net proceeds                         $75,900
                                                              =======

                 Par value of common stock issued                 $15
                 Additional paid-in capital                    41,256
                 Value of preferred stock issued               34,629
                                                              -------
                                                              $75,900
                                                              =======

     (B)   Acquisition of Lincoln Towers

                 Purchase price of rental property            $88,500
                 Acquisition costs                                228
                                                              -------
                         Cost basis of rental property        $88,728
                                                              =======

                 Cash paid for rental property               ($76,728)
                 Proceeds from line of credit                 (12,000)
                                                              -------
                                                             ($88,728)
                                                              =======

     (C) To adjust the Minority Interest for the issuance of Operating Partnership Units and shares of Common and Preferred Stock in the Company.

3. Adjustments to Pro Forma Consolidated Statements of Operations

     (A) Operating expenses have been adjusted to eliminate management fees related to the Lincoln Towers property

     (B) Depreciation and amortization has been adjusted based on the allocated purchase price of the assets to be acquired and an estimated useful life of 40 years, as if the purchases occurred on January 1, 1997 for the six months ended June 30, 1997 and January 1, 1996 for the year ended December 31, 1996.

     (C) Increase in interest expense for draws on the line-of-credit to fund the Lincoln Towers acquisition (assuming a weighted average interest rate of 7.09% for the six months ended June 30, 1997 and 7.17% for the year ended December 31, 1996)

     (D) Minority Interest is adjusted for change in ownership interest as a result of units of the Operating Partnership and shares of stock of the Company being issued.

     (E) There are no distributions in excess of earnings allocated to Minority Interest as a result of the issuance of common and preferred stock and units in the Operating Partnership restoring a balance in the Minority Interest account.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Charles E. Smith Residential Realty, Inc.

We have audited the accompanying statement of revenues and certain expenses of Lincoln Towers ("the Property") for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Charles E. Smith Residential Realty, Inc. Material amounts, described in Note 1 to the statement of revenue and certain expenses, that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenues and expenses of this property.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Lincoln Towers for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


Washington, D.C.,
October 17, 1997

                                LINCOLN TOWERS
                                --------------

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                  -------------------------------------------

              FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                     AND THE YEAR ENDED DECEMBER 31, 1996

                                        SIX MONTHS
                                    ENDED JUNE 30, 1997          YEAR ENDED
                                        (UNAUDITED)           DECEMBER 31, 1996
                                    -------------------       -----------------
REVENUES:
   Rental income                             $5,331,378             $10,620,399
   Other income                                 131,323                 380,174
                                             ----------             -----------
      Total Revenue                           5,462,701              11,000,573

CERTAIN EXPENSES:
   Payroll and related costs                    340,682                 643,127
   Utilities                                    429,658                 851,251
   Repairs and maintenance                      259,049                 462,786
   Real estate taxes                            353,130                 668,880
   Administrative                               214,010                 522,678
   Management fees                              177,174                 355,339
   Other expenses                               348,036                 739,827
                                             ----------             -----------
      Total Expenses                          2,121,739               4,243,888

                                             ----------             -----------
REVENUES IN EXCESS OF CERTAIN EXPENSES       $3,340,962             $ 6,756,685
                                             ==========             ===========

       The accompanying notes are an integral part of these statements.

                                LINCOLN TOWERS
                                --------------

             NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
             ----------------------------------------------------

              FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
              --------------------------------------------------
                   AND FOR THE YEAR ENDED DECEMBER 31, 1996
                   ----------------------------------------

1.   BASIS OF PRESENTATION:
     ---------------------

     The accompanying statements of revenues and certain expenses relate to the operations of Lincoln Towers (the "Property") which is a residential apartment complex in Arlington, VA. The Property consists of two apartment buildings containing 714 residential units. The Property was acquired by Charles E. Smith Residential Realty, Inc. (the "Company") on October 3, 1997.

     The accompanying statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and thus, exclude certain expenses, such as interest expense, depreciation and amortization, certain professional fees and other costs not related to the future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be indicative of future operating results.

     Significant Accounting Policies
     -------------------------------

     The accompanying statements were prepared on the accrual basis of accounting. Rental income attributable to residential leases is recognized when due from tenants.

     Interim Financial Information
     -----------------------------

     The interim statements of revenues and certain expenses are unaudited but reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the interim periods presented. The adjustments consist of normal recurring accruals.

     The statements of revenues and certain expenses for interim periods will not necessarily be indicative of the operating results of the fiscal year.

                                   SIGNATURES

  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 20th day of October 1997.

                            CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                            By: /s/ W. D. Minami
                                -------------------------------------------
                                  W. D. Minami
                                  Senior Vice President and Chief Financial
                                  Officer of the Registrant


                            By: /s/ C. R. Hagen
                                -------------------------------------------
                                  Charles R. Hagen
                                  Vice President and Controller
                                    of the Registrant

                                 EXHIBIT INDEX



EXHIBIT NO.                 EXHIBIT
----------                  -------



4.1 Articles Supplementary for Series B Cumulative Convertible Redeemable Preferred Stock.

4.2 Certificate of Correction relating to ArticlesSupplementary or Series B Cumulative Convertible Redeemable Preferred Stock filed and approved by the Maryland State Department of Assessments and Taxation on October 9, 1997.

99.1        Press Release dated September 17, 1997 of the Company

99.2        Press Release dated October 15, 1997 of the Company

99.3        Consent of Independent Public Accountants